DataLogic International Completes Panther Trak(TM) Sales and Technology License Agreement

IRVINE, CA, July 10, 2006 - DataLogic International, Inc. (OTC Bulletin Board:
DLGI; Berlin, Frankfurt Stock Exchange: 779612), a provider of consulting services and advanced communications solutions, today announced it has sold 700 Panther Trak(TM) mobile tracking units, related inventory and certain other assets related to its BounceGPS(TM) small fleet/sub-prime lending market operations. DataLogic have also entered into an agreement to license, on a non-exclusive basis, certain of its asset management solution technologies to the purchaser.


LOGOS: http://www.dlgi.com/media.html

In the transaction, DataLogic received $450,000 in cash and $250,000 in a promissory note. The purchaser assumed certain liabilities related to the BounceGPS operations. DataLogic will also receive a royalty stream from the licensed technology.

"This transaction will permit us to focus our efforts on developing and marketing asset management solutions for our core OEM, government, public safety, and other niche markets", stated Keith Moore, CEO, DataLogic
International, Inc.   "At the same, we were able to monetize our technology
platform in other markets and have the opportunity to develop a recurring royalty revenue stream. This is yet another key strategic move to further streamline our operations as well as realign our company to create greater shareholder value."

For more information about DataLogic International, Inc. please visit www.dlgi.com

This news release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as: believe, expect, anticipate, should, planned, will, may, intend, estimated, and potential, among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to DataLogic International or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

ISIN: US23804Q1022

Contact:

Keith C. Moore, Chairman and CEO
DataLogic International, Inc.
+1-949-260-0120
keithmoore@dlgi.com